UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2020

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-5151 (Commission File Number)	42-0442319 (IRS Employer Identification No.)

385 Bell Street, Dubuque, Iowa 52001-0877

(Address of principal executive offices, including zip code)

563-556-7730

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ⃞

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	FLXS	The NASDAQ Stock Market LLC

Item 1.01.     Entry into a Material Definitive Agreement.

On August 28, 2020, Flexsteel Industries, Inc. (the “Company”) entered into a new two-year secured  $25 million revolving line of credit with Dubuque Bank and Trust Company.  The revolving line of credit matures on August 28, 2022.  Any amounts outstanding will bear interest of 1.50% plus LIBOR, subject to a floor of 3.00%.  The revolving line of credit is secured by essentially all of the Company’s assets, excluding real property and requires the Company maintain compliance with certain financial and non-financial covenants.  The revolving line of credit will be used for the Company’s working capital needs. As of August 31, 2020, there were no outstanding amounts under this revolving line of credit.

The credit agreement, revolving line of credit note, and security agreement related to this revolving line of credit are attached to this Current Report on Form 8-K as exhibits 10.1, 10.2 and 10.3.

Item 9.01.     Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Credit Agreement dated August 28, 2020 between Flexsteel Industries, Inc. and Dubuque Bank and Trust Company.
10.2	Revolving Line of Credit Note dated August 28, 2020 between Flexsteel Industries, Inc. and Dubuque Bank and Trust Company.
10.3	Security Agreement dated August 28, 2020 between Flexsteel Industries, Inc. and Dubuque Bank and Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.

(Registrant)

Date: September 1, 2020	By:	/s/ Derek P. Schmidt
Derek P. Schmidt
Chief Financial Officer and Chief Operating Officer